                         AMENDMENT TO SELLING AGREEMENT

Effective ___________________, the Selling Agreement dated May 1, 2008 by and between Epoch Securities, Inc., the principal underwriter/distributor of variable products issued by Commonwealth Annuity and Life Insurance Company, and ________________________ (herein the "Broker-Dealer") is amended as follows:

     1. Schedule 1 of the Selling Agreement is hereby deleted in its entirety and replaced with the Schedule 1 attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

EPOCH SECURITIES, INC.                  [BROKER/DEALER]

By :                                    By
     --------------------------------      -------------------------------------
Print Name                              Print Name
           --------------------------              -----------------------------
Title                                   Title
      -------------------------------         ----------------------------------
Date                                    Date
     --------------------------------        -----------------------------------
Phone Number                            Phone Number
             ------------------------                ---------------------------
Fax Number                              Fax Number
           --------------------------              -----------------------------

                                   SCHEDULE 1

Advantage IV Variable Annuity Contract
Preferred Plus Variable Annuity Contract
Horizon Variable Annuity Contract